McGLADREY & PULLEN, LLP
                     Certified Public Accountants and Consultants



                           CONSENT OF INDEPENDENT AUDITORS


               We hereby consent to the use of our report dated October 4, 1996 on the financial statements of Templeton Capital Accumulation Plans referred to therein in Post-Effective Amendment No. 7 to the Registration Statement on Form S-6 of Templeton Capital Accumulation Plans as filed with the Securities and Exchange Commission.


                                        /s/MCGLADREY & PULLEN, LLP
                                        McGladrey & Pullen, LLP


         New York, New York
         December 27, 1996